As filed with the United States Securities and Exchange Commission on July 30, 2019.
Registration Statement No. 333-225121

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________________________
Post-Effective Amendment No. 3
to
Form F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
______________________________________________
Realm Therapeutics plc
(Exact name of registrant as specified in its charter)
______________________________________________

England and Wales (State or other jurisdiction of incorporation or organization)	2834 (Primary Standard Industrial Classification Code Number)	Not applicable (I.R.S. Employer Identification Number)
______________________________________________
267 Great Valley Parkway
Malvern, PA 19355
United States of America
Tel: +1 484 321 2700
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
______________________________________________
Realm Therapeutics, Inc.
267 Great Valley Parkway
Malvern, PA 19355
United States of America
Tel: +1 484 321 2700
(Name, address, including zip code, and telephone number, including area code, of agent for service)
______________________________________________
Copies to:

Joshua A. Kaufman Jeffrey P. Libson Divakar Gupta Cooley LLP 55 Hudson Yards New York, New York 10021-2157 +1 212 479 6000	Ed Lukins Ed Dyson Cooley (UK) LLP Dashwood 69 Old Broad Street London EC2M 1QS United Kingdom +44 20 7785 9355
______________________________________________
APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
Not applicable.
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If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act. Emerging growth company ☑
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☑

†	The term “new or revised financial accounting standards” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

DEREGISTRATION OF SECURITIES
This Post-Effective Amendment No. 3 relates to Registration Statement on Form F-1, Registration No. 333-225121 (the “Registration Statement”), originally filed by Realm Therapeutics plc (the “Company”) with the Securities and Exchange Commission on May 23, 2018 and declared effective on July 3, 2018, registering 126,857,901 ordinary shares of the Company, nominal value £0.10 per share, represented by 5,074,316 American Depositary Shares. Pursuant to the Implementation Agreement, dated as of May 15, 2019 (the “Agreement”), by and between the Company and Essa Pharma Inc., a company incorporated in British Columbia, Canada (the “Purchaser”), the Purchaser is expected to acquire the entire issued and to be issued share capital of the Company on the morning of July 31, 2019 British Summer Time (the “Effective Date”). As a result of the transactions contemplated by the Agreement, as of the Effective Date all offerings of the Company’s securities pursuant to the Registration Statement will have been terminated. The Company hereby removes and withdraws from registration all securities registered pursuant to the Registration Statement that remain unsold pursuant to the Registration Statement as of the date hereof. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Malvern, Commonwealth of Pennsylvania, on the 30th day of July, 2019.

REALM THERAPEUTICS PLC

By:	/s/ Alex Martin
Alex Martin
Chief Executive Officer
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE		TITLE	DATE

By:	/s/ Alex Martin	Chief Executive Officer and Director (Principal Executive Officer)	July 30, 2019
Alex Martin

By:	/s/ Marella Thorell	Chief Financial Officer, Chief Operating Officer and Director (Principal Financial Officer and Principal Accounting Officer)	July 30, 2019
Marella Thorell

By:	*	Chairman of the Board of Directors	July 30, 2019
Charles Spicer

By:	*	Director	July 30, 2019
Balkrishan (Simba) Gill

By:	*	Director	July 30, 2019
Sanford (Sandy) Zweifach

Realm Therapeutics, Inc.
	/s/ Alex Martin	Authorized Representative in the United States	July 30, 2019
By: Alex Martin Title: Chief Executive Officer

*By:	/s/ Marella Thorell		July 30, 2019
Marella Thorell
Attorney-in-fact